EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-119905) of Solomon Technologies, Inc. of our report dated April 2, 2007 relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ UHY LLP

Hartford, Connecticut
April 2, 2007